SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                December 20, 2006
                                -----------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
         ---------------------------     ---------------------------------
        (State of other jurisdiction(    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
             -------------------------------------------------------
            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On December 11, 2006, Alanco Technologies, Inc. ("Alanco") and Carolina Casualty Insurance Company ("Carolina") entered into a Settlement and Policies Release Agreement ("Agreement") pursuant to which the parties settled a lawsuit pending in U.S. District Court No. CV-04-0789-PHX-DGC arising out of Carolina's failure to pay a claim under a Directors and Officers Insurance Policy issued by Carolina. Certain officers, directors, subsidiaries and other related parties of Alanco were also parties to the Agreement.

Pursuant to the terms of the Agreement, Alanco received proceeds of $350,000 on December 18, 2006. The Agreement also contains a release by Alanco and all related parties of all claims against Carolina and a release by Carolina of all claims against Alanco and all related parties.

                                   SIGNATURES

Date: December 20, 2006                 By: /s/John A Carlson
                                            -----------------------
                                            Chief Financial Officer